SCHEDULE A

TO

MUNDER SERIES TRUST

DECLARATION OF TRUST

SERIES AND CLASSES

As of June 30, 2008

Series	Classes
Institutional Money Market Fund	Comerica K and Comerica Y
Liquidity Money Market Fund	L
Munder Asset Allocation Fund – Balanced	A, B, C, K, R and Y
Munder Bond Fund	A, B, C, K, R and Y
Munder Cash Investment Fund	A, B, C, K, R and Y
Munder Energy Fund	A, B, C, K, R and Y
Munder Index 500 Fund	A, B, K, R and Y
Munder International Equity Fund	A, B, C, K, R and Y
Munder International Fund – Core Equity	A, C, K, R, Y and I
Munder International Small-Mid Cap Fund	A, C, K, R, Y and I
Munder Internet Fund	A, B, C, K, R and Y
Munder Large-Cap Growth Fund	A, B, C, K, R and Y
Munder Large-Cap Value Fund	A, B, C, K, R and Y
Munder Micro-Cap Equity Fund	A, B, C, K, R and Y
Munder Mid-Cap Core Growth Fund	A, B, C, K, R and Y
Munder Mid-Cap Value Fund	A, C, K, R and Y
Munder Multi-Cap Growth Fund	A, C, K, R, Y and I
Munder S&P MidCap Index Equity Fund	K and Y
Munder S&P SmallCap Index Equity Fund	K and Y
Munder Small-Cap Value Fund	A, B, C, K, R and Y
Munder Small-Mid Cap Fund	A, B, C, K, R and Y
Munder Small-Mid Cap 130/30 Fund	A, C, K, R, Y and I
Munder Tax-Free Money Market Fund	A, R, K and Y
Munder Tax-Free Short & Intermediate Bond Fund	A, B, C, K, R and Y
Munder Technology Fund	A, B, C, R and Y